Exhibit (E)(6)

FIFTH AMENDMENT TO

ETF DISTRIBUTION AGREEMENT

This fifth amendment (the “Amendment”) to the ETF Distribution Agreement dated as of May 31, 2017 (the “Agreement”), by and between AdvisorShares Trust (the “Fund Company”), and Foreside Fund Services, LLC (the “Distributor”), is entered into as of _________, 2018 (the “Effective Date”).

WHEREAS, the Fund Company and the Distributor (the “Parties”) desire to amend Exhibit A of the Agreement to reflect the addition of one additional Fund; and

WHEREAS, pursuant to Section 8(b) of the Agreement all amendments are required to be in writing and signed by the parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced with Exhibit A hereto.

3.	All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.

4.	This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

ADVISORSHARES TRUST

By:
Dan Ahrens
Secretary & Treasurer

EXHIBIT A

As of _________ 2018

Funds:

AdvisorShares®	Madrona Domestic ETF
AdvisorShares®	Madrona Global Bond ETF
AdvisorShares®	Madrona International ETF
AdvisorShares®	Newfleet Multi-Sector Income ETF
AdvisorShares®	Pacific Asset Enhanced Floating Rate ETF
AdvisorShares®	Peritus High Yield ETF
AdvisorShares®	Ranger Equity Bear ETF
AdvisorShares®	Sage Core Reserves ETF
AdvisorShares®	STAR Global Buy-Write ETF
AdvisorShares®	Treesdale Rising Rates ETF
AdvisorShares®	DoubleLine Value Equity ETF
AdvisorShares®	Dorsey Wright ADR ETF
AdvisorShares®	Cornerstone Small Cap ETF
AdvisorShares®	Focused Equity ETF
AdvisorShares®	New Tech and Media ETF
AdvisorShares®	Vice ETF
AdvisorShares®	Dorsey Wright Micro Cap ETF
AdvisorShares®	Dorsey Wright Short ETF
AdvisorShares®	Sabretooth ETF